EXHIBIT 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation First Quarter 2004 Sales Up 15% with Strong HPLC Growth and Improving Pharmaceutical Demand

Milford, Massachusetts, April 28, 2004 — Waters Corporation (NYSE/WAT) reported today first quarter 2004 sales of $255 million, an increase of 15% over the $221 million in sales reported for the first quarter of 2003. This growth is comprised of 8% organic growth (prior to currency effects) and a 7% benefit from foreign exchange in the quarter. Earnings per diluted share (E.P.S.) for the first quarter were $0.33 compared to $0.26 for the comparable period in 2003. On an adjusted basis, E.P.S. were $0.37 compared to $0.30 in 2003. Free cash flow for the quarter was strong at approximately $71 million before an $18 million litigation payment.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “We are very pleased with the strong and geographically balanced growth of our HPLC business. Our pharmaceutical customers appear to have returned to more typical levels of capital expenditures and our recurring revenue businesses, service and chromatography chemicals, continue to accelerate our sales growth. Mass spectrometry sales, though reduced from first quarter 2003, are rebounding and grew sequentially from the fourth quarter of 2003 as the new Quattro Premier™ tandem quadrupole MS system, used in drug development labs, gained sales traction.

These results are especially encouraging as they do not yet include the impact of our exciting new chromatography platform, the Acquity UPLC ™ system that was introduced in March. On the mass spectrometry front, we see improving conditions for sales growth during the remainder of the year and are excited about our new system offerings scheduled for introduction at this year’s ASMS conference in May. In addition, we plan to aggressively pursue opportunities in lab informatics with new products from our recent acquisition of NuGenesis.”

As communicated in a prior press release, Waters Corporation will webcast its first quarter 2004 financial results conference call this morning, April 28, 2004, at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through May 4, 2004, similarly by webcast, and also by phone at 402-998-1290.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies — high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These markets account for $4.4 billion of the overall $20 billion analytical instrument market.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements discussed in this release for a variety of reasons, including, without limitation, loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products, the short-term effect on sales and expenses as a result of the formerly announced combination of the Waters and Micromass sales, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	April 3, 2004	December 31, 2003
Cash and cash equivalents	408,605	356,781
Accounts receivable	222,500	214,260
Inventories	132,402	128,810
Other current assets	16,140	15,548
Total current assets	779,647	715,399
Property, plant and equipment, net	109,038	108,162
Other assets	355,846	307,300
Total assets	1,244,531	1,130,861
Notes payable and debt	235,429	121,309
Accounts payable and accrued expenses	279,475	257,212
Total current liabilities	514,904	378,521
Other long-term liabilities	156,659	161,863
Total liabilities	671,563	540,384
Total equity	572,968	590,477
Total liabilities and equity	1,244,531	1,130,861

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 3,	March 29,
	2004	2003
Net sales	255,086	220,999
Cost of sales	107,474	94,211
Gross profit	147,612	126,788
Selling, general and administrative expenses	71,427	61,611
Research and development expenses	16,071	13,560
Purchased intangibles amortization	1,354	1,028
Litigation provisions (A)	7,847	1,500
Loss on disposal of business (B)	—	5,031
Restructuring and other unusual charges, net (C)	104	1,214
Operating income	50,809	42,844
Interest income, net	231	825
Income from operations before income taxes	51,040	43,669
Provision for income taxes	10,195	9,692
Net income	40,845	33,977
Net income per basic common share	0.34	0.27
Weighted average number of basic common shares	120,180	126,308
Net income per diluted common share	0.33	0.26
Weighted average number of diluted common shares and equivalents	123,987	130,785

(A)	The results for the quarters ended April 3, 2004 and March 29, 2003 include provisions of $7.8 million and $0.3 million, respectively, for ongoing patent litigation with Hewlett-Packard Company. The results for the quarter ended March 29, 2003 include a $1.2 million provision for an environmental matter with the Commonwealth of Massachusetts.

(B)	The results for the quarter ended March 29, 2003 include a loss on disposal of the inorganic mass spectrometry product line.

(C)	The results for quarters ended April 3, 2004 and March 29, 2003 include restructuring and other incremental costs and adjustments recorded in relation to the Company’s reorganization of the HPLC and mass spectrometry businesses.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	April 3,	March 29,
	2004	2003
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:
Income per diluted share	0.33	0.26

Adjustment for litigation provisions, net of tax	5,100	1,155
Income per diluted share effect	0.04	0.01

Adjustment for restructuring and other unusual charges, net of tax	68	935
Income per diluted share effect	0.00	0.01

Loss on disposal of business, net of tax	—	3,522
Income per diluted share effect	—	0.03

Adjusted income per diluted share:	0.37	0.30

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non-operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.